Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

John R. Koelmel, President and Chief Executive Officer, and Gregory W. Norwood, Executive Vice President and Chief Financial Officer of First Niagara Financial Group, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2012 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 10, 2012	/s/ John R. Koelmel
John R. Koelmel
President and Chief Executive Officer

Date: May 10, 2012	/s/ Gregory W. Norwood
Gregory W. Norwood
Executive Vice President and Chief Financial Officer